EXHIBIT 99.1

Pacer International Reports First Quarter 2009 Results

CONCORD, California, May 6, 2009(BUSINESS WIRE)--Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three-month period ended March 31, 2009.

FIRST QUARTER RESULTS

Revenues for the quarter ended March 31, 2009 decreased $144.2 million to $358.6 million compared to $502.8 million for the quarter ended April 4, 2008. Income from operations, which includes an estimated $200.4 million pre-tax, non-cash goodwill impairment charge (of which $31.4 million related to our logistics segment and $169.0 million related to our intermodal segment), was a loss of $223.1 million compared to an income of $23.1 million in the 2008 quarter. Net income declined from $13.4 million in the 2008 quarter to a net loss of $177.4 million, and diluted earnings per share declined $5.49 to a loss of $5.11 per share.  Net income and diluted earnings per share both include the impact of the goodwill impairment charge ($163.7 million after-tax, or $4.71 per share).

Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods.  This change has been retrospectively applied to all prior period amounts.  In addition, in prior accounting periods, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December.   Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year.  Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 quarter.

Intermodal segment income from operations decreased $214.0 million from the 2008 quarter to a loss of $183.6 million compared to an operating income of $30.4 million in the 2008 quarter. Income from operations for the intermodal segment in 2009 includes the goodwill impairment charge and was also negatively impacted by overall volume declines of approximately 20 percent reflecting the continuing U.S. and global economic recession. Logistics segment income from operations decreased $33.9 million to a loss of $34.7 million compared to a loss of $0.8 million in the 2008 quarter. Income from operations for the logistics segment in 2009 includes the goodwill impairment charge and was also negatively impacted by the continuing economic recession. Income from operations for the intermodal segment and logistics segment, adjusted to exclude the portion of the goodwill impairment charge applicable to the segment, was a loss of $14.6 million and a loss of $3.3 million, respectively, as compared to an operating income of $30.4 million and a loss of $0.8 million, respectively, in the 2008 period. Corporate costs for the 2009 quarter were $1.7 million less than the 2008 quarter principally due to the lack of a performance incentive accrual in the 2009 quarter.

Net income, adjusted to exclude the estimated $200.4 million pre-tax logistics and intermodal segment goodwill impairment charges ($163.7 million after-tax), decreased to a loss of $13.7 million in the 2009 quarter from an income of $13.4 million in the 2008 quarter. Adjusted diluted earnings per share declined to a loss of $0.39 per share in the 2009 quarter compared to an income of $0.38 per share in the 2008 quarter.  Similarly, adjusted income from operations for the 2009 quarter declined $45.8 million to a loss of $22.7 million from an income of $23.1 million a year earlier.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

“The continued steep decline in the economy and further deterioration of our stock price during the first quarter contributed to both the first quarterly earnings loss in Pacer’s history and to the non-cash impairment write-off. We are vigorously implementing financial and commercial measures designed to turn these financial results around,” said Brian Kane, Chief Financial Officer of Pacer.

“These disappointing first quarter results have galvanized our company into taking additional actions to return Pacer to positive earnings,” added Michael E. Uremovich, Chairman and CEO of Pacer. “The following cost cutting measures have been implemented since January 1:

•	Workforce reductions
•	Salary reduction for all employees
•	Suspension of the 401(k) match for 2009
•	Suspension of merit increases for 2009
•	Reductions in capital spending
•	Suspension of the quarterly dividend
•	Elimination of any non-critical spending

These actions, while difficult, were necessary in the face of significantly lower demand from many of the key industries served by our intermodal and logistics operations. Additionally, as previously announced in our press release of May 5, 2009, we implemented a restructuring initiative designed to simplify and streamline our organization in order to further reduce our cost structure while improving customer responsiveness and our focus on door-to-door service delivery.

We are in extremely challenging times for our industry and company, but by remaining focused on our key initiatives and our customers, where there are improving signs of new business growth, we anticipate returning to positive cash flow and earnings during the second half of 2009.”

CONFERENCE CALL TOMORROW—Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:00 a.m. ET, tomorrow (Thursday, May 7). To participate, please call five minutes early by dialing (877)941-2934(in USA) and ask for "Pacer International 1st Quarter Earnings Call." International callers can dial (480) 293-0629.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s Web site at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from May 7 at 10:30 a.m. ET to June 7 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 999109. The replay can be accessed through the Investors link on the company's Web site at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International, a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale intermodal services to transportation intermediaries, and retail intermodal services directly to beneficial cargo owners. The logistics segment provides other logistics services to beneficial cargo owners through its truck brokerage, truck services, warehousing and distribution, international freight forwarding and supply-chain management services units. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the logistic and intermodal segments and on a consolidated basis.  These non-GAAP measures which exclude the effect of the company’s goodwill impairment write-off in the first quarter of 2009 are used by Management and the Board of Directors in their analysis of the company's ongoing core operating performance.  Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company's core businesses and allows investors to more easily compare operating results from period to period.  A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS--This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; difficulties in maintaining or enhancing our information technology systems including potential delays and cost overruns in the implementation of an enterprise suite of software applications that we purchased in the fourth quarter of 2007; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the availability of credit; our ability to comply with the financial ratios in our credit agreement during 2009 and the resultant need to seek amendments to our credit agreement; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; changes is international and domestic shipping patterns; availability of qualified personnel; increases in interest rates, including those that may result if we are required to seek amendments to our credit agreement to comply with financial covenants; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Joseph B. Doherty, EVP, Treasurer & Investor Relations
Pacer International
(925) 887-1582
joe.doherty@pacer.com

MEDIA CONTACT:
Bill Fahrenwald
James Street Associates
(708) 371-0010 X 1#
bfahrenwald@jamesstreetassociates.com

Pacer International, Inc.
Consolidated Balance Sheet
($millions)

March 31, 2009
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$4.8
Accounts receivable, net	173.7
Prepaid expenses and other	52.8
Deferred income taxes	12.0
Total current assets	243.3

Property and equipment
Property, plant & equipment at cost	129.7
Accumulated depreciation	(65.7)
Property and equipment, net	64.0

Other assets
Goodwill, net	-
Deferred income taxes	13.2
Other assets	14.5
Total other assets	27.7

Total assets	$335.0

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and
capital leases	$0.3
Book overdraft	7.3
Accounts payable and accrued liabilities	153.8
Total current liabilities	161.4

Long-term liabilities
Long-term debt and capital leases	79.2
Other	1.3
Total long-term liabilities	80.5

Stockholders' equity
Common stock	0.4
Paid In capital	300.6
Accumlated deficit	(207.6)
Accumulated other comprehensive loss	(0.3)
Total stockholders' equity	93.1

Total liabilities and equity	$335.0

Pacer International, Inc.
Unaudited Consolidated Statement of Cash Flows

First Quarter
($ in millions)	2009

Cash Flows from Operating Activities
Net loss	$(177.4)
Adjustments to net loss

Depreciation and amortization	1.7
Gain on sale of property and equipment	(0.3)
Deferred taxes	(27.5)
Goodwill impairment charge	200.4
Stock based compensation expense	0.5
Change in receivables	9.9
Change in other current assets	(24.8)
Change in current liabilities	(8.4)
Other	(1.2)

Net cash used for operating activities	(27.1)

Cash Flows from Investing Activities
Capital expenditures	(3.2)
Proceeds from sales of property and equipment	0.4

Net cash used for investing activities	(2.8)

Cash Flows from Financing Activities
Net borrowings under line of credit agreement	35.0
Debt and capital lease obligation repayment	(0.1)
Dividends paid to shareholders	(5.2)

Net cash provided by financing activities	29.7

Effect of exchange rate changes on cash	-

Net change in cash and cash equivalents	(0.2)

Cash at beginning of period	5.0
Cash at end of period	$4.8

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results
For the Quarters Ended March 31, 2009 and April 4, 2008
In millions, except share and per share amounts

					First Quarter	Adjusted
	First Quarter 2009				2008	Variance
	GAAP			Adjusted	Adjusted	2009 vs
Item	Results	Adjustments		Results	Results 4/	2008	%

Income (loss) from operations - intermodal	$(183.6)	$169.0	1/	$(14.6)	$30.4	$(45.0)	-148.0%
Income (loss) from operations - logistics	(34.7)	31.4	2/	(3.3)	(0.8)	(2.5)	312.5%
Income (loss) from operations - corporate	(4.8)	-		(4.8)	(6.5)	1.7	-26.2%
Inccome (loss) from operations - total	(223.1)	200.4		(22.7)	23.1	(45.8)	-198.3%
Interest expense	0.3	-		0.3	1.1	(0.8)	-72.7%
Income (loss) before income taxes	(223.4)	200.4		(23.0)	22.0	(45.0)	-204.5%
Income tax (benefit)	(46.0)	36.7	3/	(9.3)	8.6	(17.9)	-208.1%
Net income (loss)	$(177.4)	$163.7		$(13.7)	$13.4	$(27.1)	-202.2%

Diluted earnings (loss) per share	$(5.11)	$4.71		$(0.39)	$0.38	$(0.77)	-202.6%
Weighted average shares outstanding	34,739,745	34,739,745		34,739,745	34,609,516	130,229	0.4%

_________________________________________

1/ Intermodal segment goodwill impairment charge.
2/ Logistics segment goodwill impairment charge.
3/ Income tax effect of the write-off at the statutory rate.
4/ 2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform to the 2009 presentation.

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($millions)

	1st Quarter 2009
	Intermodal	Logistics	Corp./Elim.	Consolidated
	($ in millions)

Revenues	$271.3	$87.6	$(0.3)	$358.6

Cost of purchased transportation	224.5	73.2	(0.3)	297.4
Direct operating expenses	32.9	-		32.9
Selling, general & admin. expenses	27.2	17.4	4.7	49.3
Goodwill impairment charge	169.0	31.4		200.4
Depreciation expense	1.3	0.3	0.1	1.7

Loss from operations	(183.6)	(34.7)	(4.8)	(223.1)

Interest expense/income				0.3

Loss before income taxes				(223.4)

Income tax benefit				(46.0)

Net loss				$(177.4)
Diluted Loss Per Share				$(5.11)

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($ millions, except per share amounts)

	1st Quarter
	2009	2008 1/	Variance	%

Segments

Revenues
Intermodal	$271.3	$400.0	$(128.7)	-32.2%
Logistics	87.6	103.0	(15.4)	-15.0%
Cons. Entries	(0.3)	(0.2)	(0.1)	50.0%
Total	$358.6	$502.8	$(144.2)	-28.7%

Income (loss) from Operations 2/
Intermodal	$(183.6)	$30.4	$(214.0)	-703.9%
Logistics	(34.7)	(0.8)	(33.9)	4237.5%
Corporate	(4.8)	(6.5)	1.7	-26.2%
Total	$(223.1)	$23.1	$(246.2)	-1065.8%

Net Income (Loss) 2/	$(177.4)	$13.4	$(190.8)	-1423.9%
Diluted Earnings (Loss) per Share 2/	$(5.11)	$0.38	$(5.49)	-1444.7%

1/ 2008 amounts have been adjusted for the change in revenue recognition policy for the
Stacktrain business unit to conform with the 2009 presentation.

2/ 2009 amounts include an intermodal segment goodwill impairment charge of $169.0 million and a logistics segment goodwill impairment charge of $31.4 million, a total of $200.4 million,
$163.7 million net of tax, or $4.71 per diluted share.